UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2015

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (“Annual Meeting”) of Lee Enterprises, Incorporated (the “Company”) was held on February 18, 2015. Brent Magid, William E. Mayer and Gregory P. Schermer were elected as directors for three-year terms expiring at the 2018 annual meeting, and Mark B. Vittert was elected as director for a one-year term expiring at the 2016 annual meeting.

Votes were cast for nominees for director as follows:

	For	Withheld	Broker Non-Votes
Brent Magid	29,454,856	2,817,061	14,043,240
William E. Mayer	28,883,390	3,388,527	14,043,240
Gregory P. Schermer	30,600,484	1,671,433	14,043,240
Mark B. Vittert	28,933,347	3,278,570	14,043,240

The stockholders ratified the Audit Committee of the Board of Director’s appointment of KPMG LLP to serve as the independent registered public accounting firm to audit the Company’s financial statements for the 2015 fiscal year, and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Ratify Selection of KPMG LLP	45,923,442	102,622	289,093	0

The stockholders approved the amendments to the Amended and Restated 1990 Long-Term Incentive Plan (as amended, the “Long-Term Incentive Plan”), and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of the amendments to the Long-Term Incentive Plan	18,925,768	13,042,011	304,138	14,043,240

Item 7.01.          Regulation FD Disclosure.

On February 18, 2015, the Company issued a news release announcing at its Annual Meeting that it will present a review of its digital sales and audience strategies, along with a financial update. The news release noted that the presentation is available at www.lee.net. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

The information provided in this Form 8-K shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release of Lee Enterprises, Incorporated, dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 19, 2015	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Lee Enterprises, Incorporated, dated February 18, 2015

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